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Exhibit 23.2              Consent of Arthur Andersen LLP
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                              ARTHUR ANDERSEN LLP


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement pertaining to the Physician Sales & Service, Inc. ELITe Deferred Compensation Plan, of our report dated May 27, 1997, included in Physician Sales & Service, Inc.'s Form 10-K for the year ended March 28, 1997, and to all reference to our Firm included in this registration statement.



Jacksonville, Florida
June 26, 1997